Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44563 of DeVry, Inc. of our report dated February 20, 2003 (except for Note 13, as to which the date is March 19, 2003), with respect to the consolidated financial statements of Dominica Management, Inc. for the years ended December 31, 2002 and 2001 included in the Current Report on Form 8-K/A of DeVry, Inc. dated May 23, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey July 28, 2003